Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

Wilmington, DE – January 24, 2019 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter and full year 2018.

Highlights

•	Net interest income increased 15% to $30.6 million for the quarter ended December 31, 2018, compared to $26.7 million for the quarter ended December 31, 2017.

•
Interest income on security backed lines of credit (“SBLOC”) loans increased 40% to $8.3 million for the quarter ended December 31, 2018, compared to $5.9 million for the quarter ended December 31, 2017.

•	Net interest margin increased to 3.32% for the quarter ended December 31, 2018, compared to 3.11% for the quarter ended December 31, 2017.

•	ACH (Automated Clearing House), card and other payment processing fees increased to $2.4 million, or 38% compared to the quarter ended December 31, 2017.

•	Loans increased 8% to $1.50 billion at December 31, 2018, compared to $1.39 billion at December 31, 2017.

•	Small Business Administration (“SBA”) loans increased 17% to $470.8 million at December 31, 2018, compared to $401.9 million at December 31, 2017.

•	SBLOC loans increased 8% to $785.3 million at December 31, 2018, compared to $730.5 million at December 31, 2017.

•	The rate on $3.70 billion of average deposits and interest-bearing liabilities in the fourth quarter of 2018 was 0.87% with a rate of 1.10% for $2.20 billion of average prepaid card deposits.

•
The Bancorp benefited from the lower federal tax rate in 2018, as the lower federal statutory rate of 21% (compared to 34% in 2017) was applied to the $65 million gain on sale of IRA portfolio in the third quarter of 2018.

•	Consolidated leverage ratio exceeded 10% at December 31, 2018. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at December 31, 2018 was $7.22 per share.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “This quarter capped a very important year for the Bancorp.  We moved the institution ahead on many fronts and created an environment to significantly increase our efforts to innovate and create expanded client opportunities through new and enhanced products and services.”

The Bancorp reported net income of $7.1 million, or $0.13 income per diluted share, for the quarter ended December 31, 2018, compared to net loss of $12.4 million, or $0.22 loss per diluted share, for the quarter ended December 31, 2017.The quarter was impacted by several items which decreased pretax and after tax income.  The largest item was $1.3 million of legal and document production expenses related to the Company’s continued cooperation with an SEC investigation related to the restatement of the Company’s financial statement in 2014. Also, in the quarter, the prepaid division incurred $672,000 of expenses related to the exit of one relationship, and atypically wrote off $739,000 of its receivables. Additionally, a  valuation charge  of $708,000 resulted from a single loan in the Company’s investment in a securitization of loans from its discontinued operations.  The 2017 loss resulted from legislation which reduced the federal tax rate to 21% from 35%, thereby reducing the value of deferred tax assets booked at previous higher rate. Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp’s discontinued operations.  Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 10.11%, 20.64%, 21.07% and 20.64%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 25, 2019 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 1896377.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 1, 2019 by dialing 855.859.2056, access code 1896377.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2018	2017	2018	2017
	(dollars in thousands except per share data)

Net interest income	$ 30,609	$ 26,687	$ 120,849	$ 106,680
Provision for loan and lease losses	925	770	3,585	2,920
Non-interest income
Service fees on deposit accounts	-	1,893	3,622	6,788
ACH, card and other payment processing fees	2,378	1,722	8,653	6,318
Prepaid card fees	13,068	14,095	54,627	53,367
Net realized and unrealized gains on commercial
loans originated for sale	224	384	20,498	17,919
Gain on sale of investment securities	-	636	41	2,231
Change in value of investment in unconsolidated entity	(708)	-	(3,689)	(20)
Leasing income	718	575	3,071	2,663
Affinity fees	10	100	281	1,545
Gain on sale of IRA portfolio	-	-	65,000	-
Gain on sale of health savings accounts	-	-	-	2,538
Loss from sale of European prepaid card operations	-	-	-	(3,437)
Other non-interest income	1,000	744	1,691	1,636
Total non-interest income	16,690	20,149	153,795	91,548
Non-interest expense
Salaries and employee benefits	20,603	17,930	79,816	75,832
Data processing expense	1,446	2,112	6,187	10,159
One-time fee to exit data processing contract	-	-	-	1,136
Legal expense	2,034	2,163	7,845	8,072
FDIC Insurance	1,430	2,511	8,819	10,097
Software	3,425	3,269	13,304	12,597
Losses and write downs on other real estate owned	(45)	(19)	-	-
Civil money penalty	-	(210)	(290)	2,290
Prepaid relationship exit expense	672	-	672	-
Lease termination expense	-	-	395	-
Other non-interest expense	8,055	8,129	34,530	34,731
Total non-interest expense	37,620	35,885	151,278	154,914
Income from continuing operations before income taxes	8,754	10,181	119,781	40,394
Income tax expense	2,691	23,513	32,241	23,056
Net income (loss) from continuing operations	6,063	(13,332)	87,540	17,338
Discontinued operations
Income (loss) from discontinued operations before income taxes	1,755	(1,429)	1,491	4,059
Income tax expense (benefit)	699	(2,326)	354	(276)
Net income from discontinued operations, net of tax	1,056	897	1,137	4,335
Net income (loss) available to common shareholders	$ 7,119	$ (12,435)	$ 88,677	$ 21,673

Net income (loss) per share from continuing operations - basic	$ 0.11	$ (0.24)	$ 1.55	$ 0.31
Net income per share from discontinued operations - basic	$ 0.02	$ 0.02	$ 0.02	$ 0.08
Net income (loss) per share - basic	$ 0.13	$ (0.22)	$ 1.57	$ 0.39

Net income (loss) per share from continuing operations - diluted	$ 0.11	$ (0.24)	$ 1.53	$ 0.31
Net income per share from discontinued operations - diluted	$ 0.02	$ 0.02	$ 0.02	$ 0.08
Net income (loss) per share - diluted	$ 0.13	$ (0.22)	$ 1.55	$ 0.39
Weighted average shares - basic	56,446,088	55,759,372	56,343,845	55,686,507
Weighted average shares - diluted	56,964,074	56,656,710	57,068,306	56,176,269

Balance sheet	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$ 2,440	$ 2,245	$ 3,052	$ 3,152
Interest earning deposits at Federal Reserve Bank	551,862	710,816	373,782	841,471
Securities sold under agreements to resell	-	64,518	64,216	64,312
Total cash and cash equivalents	554,302	777,579	441,050	908,935

Investment securities, available-for-sale, at fair value	1,236,324	1,274,417	1,305,494	1,294,484
Investment securities, held-to-maturity	84,432	84,433	86,354	86,380
Commercial loans held for sale, at fair value	688,471	308,470	447,997	503,316
Loans, net of deferred fees and costs	1,504,777	1,496,773	1,506,812	1,392,228
Allowance for loan and lease losses	(8,653)	(8,092)	(8,014)	(7,096)
Loans, net	1,496,124	1,488,681	1,498,798	1,385,132
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,113	1,113	1,113	991
Premises and equipment, net	18,895	17,686	18,275	20,051
Accrued interest receivable	12,753	11,621	11,810	10,900
Intangible assets, net	3,846	4,229	4,612	5,377
Other real estate owned	-	405	405	450
Deferred tax asset, net	38,272	40,991	39,779	34,802
Investment in unconsolidated entity	59,273	64,212	67,994	74,473
Assets held for sale from discontinued operations	197,831	226,026	241,694	304,313
Other assets	62,925	60,337	56,499	78,543
Total assets	$ 4,454,561	$ 4,360,200	$ 4,221,874	$ 4,708,147

Liabilities:
Deposits
Demand and interest checking	$ 3,904,638	$ 3,540,605	$ 3,287,682	$ 3,806,965
Savings and money market	31,076	317,453	511,598	453,877
Total deposits	3,935,714	3,858,058	3,799,280	4,260,842

Securities sold under agreements to repurchase	93	158	161	217
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	41,674	41,841	42,000	42,323
Other liabilities	56,903	54,868	34,485	67,215
Total liabilities	$ 4,047,785	$ 3,968,326	$ 3,889,327	$ 4,383,998

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,446,088 and 55,861,150 shares issued and outstanding at December 31, 2018 and 2017, respectively	56,446	56,446	56,411	55,861
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	366,181	365,749	364,460	363,196
Accumulated deficit	(817)	(7,936)	(69,213)	(89,485)
Accumulated other comprehensive loss	(14,168)	(21,519)	(18,245)	(4,557)
Total shareholders' equity	406,776	391,874	332,547	324,149

Total liabilities and shareholders' equity	$ 4,454,561	$ 4,360,200	$ 4,221,874	$ 4,708,147

Average balance sheet and net interest income	Three months ended December 31, 2018			Three months ended December 31, 2017
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$1,905,089	$24,782	5.20%	$1,749,644	$19,764	4.52%
Leases - bank qualified*	19,531	353	7.23%	19,510	383	7.85%
Investment securities-taxable	1,329,249	10,619	3.20%	1,329,508	9,132	2.75%
Investment securities-nontaxable*	7,814	60	3.07%	13,119	119	3.63%
Interest earning deposits at Federal Reserve Bank	436,501	2,571	2.36%	386,796	1,241	1.28%
Federal funds sold and securities purchased under
agreement to resell	44,093	340	3.08%	64,839	379	2.34%
Net interest earning assets	3,742,277	38,725	4.14%	3,563,416	31,018	3.48%

Allowance for loan and lease losses	(7,973)			(7,079)
Assets held for sale from discontinued operations	204,354	1,921	3.76%	311,005	3,062	3.94%
Other assets	178,770			190,465
	$4,117,428			$4,057,807

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,602,089	$7,522	0.84%	$3,205,273	$3,319	0.41%
Savings and money market	44,029	127	1.15%	454,038	545	0.48%
Total deposits	3,646,118	7,649	0.84%	3,659,311	3,864	0.42%

Short-term borrowings	29,184	190	2.60%	38,250	138	1.44%
Securities sold under agreements to repurchase	156	-	0.00%	219	-	0.00%
Subordinated debentures	13,401	190	5.67%	13,401	153	4.57%
Total deposits and liabilities	3,688,859	8,029	0.87%	3,711,181	4,155	0.45%

Other liabilities	29,244			14,820
Total liabilities	3,718,103			3,726,001

Shareholders' equity	399,325			331,806
	$4,117,428			$4,057,807
Net interest income on tax equivalent basis*		$32,617			$29,925

Tax equivalent adjustment		87			176

Net interest income		$32,530			$29,749
Net interest margin *			3.32%			3.11%

* Full taxable equivalent basis, using a statutory rate of 21% for 2018 and 35% for 2017.
** Includes loans held for sale.

Average balance sheet and net interest income	Year ended December 31, 2018			Year ended December 31, 2017
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$1,915,456	$94,232	4.92%	$1,763,392	$78,033	4.43%
Leases - bank qualified*	20,025	1,370	6.84%	20,750	1,613	7.77%
Investment securities-taxable	1,375,566	41,994	3.05%	1,284,941	36,121	2.81%
Investment securities-nontaxable*	8,631	262	3.04%	14,094	470	3.33%
Interest earning deposits at Federal Reserve Bank	460,577	8,737	1.90%	495,568	5,202	1.05%
Federal funds sold and securities purchased under
agreement to resell	59,157	1,708	2.89%	61,309	1,310	2.14%
Net interest earning assets	3,839,412	148,303	3.86%	3,640,054	122,749	3.37%

Allowance for loan and lease losses	(7,528)			(6,865)
Assets held for sale from discontinued operations	253,348	8,810	3.48%	310,058	12,655	4.08%
Other assets	190,252			221,096
	$4,275,484			$4,164,343

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,499,288	$23,068	0.66%	$3,371,969	$12,155	0.36%
Savings and money market	362,267	2,878	0.79%	439,625	2,263	0.51%
Total deposits	3,861,555	25,946	0.67%	3,811,594	14,418	0.38%

Short-term borrowings	20,346	451	2.22%	24,224	336	1.39%
Securities sold under agreements to repurchase	173	-	0.00%	239	-	0.00%
Subordinated debentures	13,401	714	5.33%	13,401	586	4.37%
Total deposits and liabilities	3,895,475	27,111	0.70%	3,849,458	15,340	0.40%

Other liabilities	14,546			3,329
Total liabilities	3,910,021			3,852,787

Shareholders' equity	365,463			311,556
	$4,275,484			$4,164,343
Net interest income on tax equivalent basis*		$130,002			$120,064

Tax equivalent adjustment		343			729

Net interest income		$129,659			$119,335
Net interest margin *			3.19%			3.04%

* Full taxable equivalent basis, using a statutory rate of 21% for 2018 and 35% for 2017.
** Includes loans held for sale.

Allowance for loan and lease losses:	Year ended	Year ended
	December 31,	December 31,
	2018	2017
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$ 7,096	$ 6,332

Loans charged-off:
SBA non-real estate	1,349	1,171
SBA commercial mortgage	157	-
Direct lease financing	637	927
Other consumer loans	20	109
Total	2,163	2,207

Recoveries:
SBA non-real estate	57	19
SBA commercial mortgage	13	-
Direct lease financing	64	8
Other consumer loans	1	24
Total	135	51
Net charge-offs	2,028	2,156
Provision charged to operations	3,585	2,920

Balance in allowance for loan and lease losses at end of period	$ 8,653	$ 7,096
Net charge-offs/average loans	0.10%	0.12%
Net charge-offs/average assets	0.05%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
	(in thousands)

SBA non-real estate	$ 76,340	$ 74,408	$ 75,141	$ 70,379
SBA commercial mortgage	165,406	166,432	156,268	142,086
SBA construction	21,636	17,978	17,781	16,740
Total SBA loans	263,382	258,818	249,190	229,205
Direct lease financing	397,571	395,976	389,387	377,660
SBLOC	785,303	778,552	795,823	730,462
Other specialty lending	31,836	40,799	48,253	30,720
Other consumer loans	16,302	12,172	13,174	14,133
	1,494,394	1,486,317	1,495,827	1,382,180
Unamortized loan fees and costs	10,383	10,456	10,985	10,048
Total loans, net of deferred fees and costs	$ 1,504,777	$ 1,496,773	$ 1,506,812	$ 1,392,228

Small business lending portfolio:	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
	(in thousands)

SBA loans, including deferred fees and costs	270,860	266,433	257,412	236,724
SBA loans included in HFS	199,977	193,372	182,072	165,177
Total SBA loans	$ 470,837	$ 459,805	$ 439,484	$ 401,901

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2018
The Bancorp, Inc.	10.11%	20.64%	21.07%	20.64%
The Bancorp Bank	9.67%	20.12%	20.55%	20.12%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2017
The Bancorp, Inc.	7.90%	16.73%	17.09%	16.73%
The Bancorp Bank	7.61%	16.23%	16.59%	16.23%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Selected operating ratios:
Return on average assets (1)	0.69%	nm	2.07%	0.52%
Return on average equity (1)	7.07%	nm	24.26%	6.96%
Net interest margin	3.32%	3.11%	3.19%	3.04%
(1) Annualized

Book value per share table:	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
Book value per share	$7.22	$6.95	$5.91	$5.81

Loan quality table:	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
Nonperforming loans to total loans (2)	0.36%	0.35%	0.42%	0.30%
Nonperforming assets to total assets (2)	0.12%	0.13%	0.16%	0.10%
Allowance for loan and lease losses to total loans	0.58%	0.54%	0.53%	0.51%

Nonaccrual loans	$4,516	$4,234	$4,915	$3,996
Other real estate owned	-	405	405	450
Total nonperforming assets	$4,516	$4,639	$5,320	$4,446

Loans 90 days past due still accruing interest	$954	$1,015	$1,459	$227
(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2018	2018	2018	2017
	(in thousands)
Gross dollar volume (GDV) (3):
Prepaid card GDV	$13,526,647	$12,525,527	$12,799,531	$10,963,456
(3) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

Business line quarterly summary:
Quarter ended December 31, 2018
(dollars in millions)

		Balances			Non interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	4.2%	$ 785	8%	3%	nm	nm
SBA	5.7%	471	17%	10%	na	na
Leasing	6.0%	398	5%	2%	0.7	25%
Commercial real estate securitization	5.9%	488	nm	nm	nm	nm
Weighted average yield	5.2%	$ 2,142

Deposits
Payment solutions (primarily prepaid) ***	1.1%	$ 2,201	11%	nm	$ 13.8	-2%
Card payment and ACH processing	0.7%	1,000	25%	nm	2.4	38%

* Loan categories based on period end balance and Payment Solutions based on average quarterly balances.
** Comprised of SBLOC loans.
***Adjusted for an atypical $739,000 writedown to revenue on one relationship.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$ 267
Marks through December 31, 2014 sale date	(58)	$ (58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 – 2017	(42)	(42)
2018 Marks	(4)	(4)
Payments received	(88)
December 31, 2018 Bancorp book value**	$ 59

Total marks		$ (104)
Divided by:
Original Walnut Street loan balance		$ 267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the Bank's discontinued loan portfolio.
** Approximately 44% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of December 31, 2018.

Walnut Street portfolio composition as of December 31, 2018

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	52.7%
Office	13.3%
Other	4.6%
Construction and land	18.6%
Commercial non real estate and industrial	0.5%
First mortgage residential owner occupied	6.6%
First mortgage residential non-owner occupied	2.8%
Other	0.9%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of December 31, 2018

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$ 125
Florida mall held in discontinued other real estate owned	42	27
Previous mark charges	14	14
Mark at December 31, 2018		7
Total	$ 181	$ 48	27%

Analysis of discontinued commercial loan relationships as of December 31, 2018

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
(in millions)

7 loan relationships > $7 million	$ 62	$ 22	$ 84	$ 3	$ 2	$ 5
Loan relationships < $7 million	31	3	34	2	-	2
	$ 93	$ 25	$ 118	$ 5	$ 2	$ 7

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal, September 30, 2018 before marks	$ 149
Quarterly paydowns	(24)
Commercial loan discontinued principal December 31, 2018 before marks	$ 125
Marks December 31, 2018	(7)
Net commercial loan exposure December 31, 2018	$ 118
Residential mortgages	53
Net loans	$ 171
Florida Mall in other real estate owned	15
19 Properties in other real estate owned	12
Total discontinued assets at December 31, 2018	$ 198

Discontinued Commercial Loan Composition December 31, 2018

Collateral type	Unpaid principal balance	Mark December 31, 2018	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$ 7	$ 0.6	8%
Office	4	-	0%
Other	38	1.7	4%
Construction and land	25	0.1	0%
Commercial non-real estate and industrial	10	0.5	4%
1 to 4 family construction	19	3.8	20%
First mortgage residential non-owner occupied	12	0.5	4%
Commercial real estate owner occupied:
Retail	8	0.1	-
Office	-	-	-
Other	-	-	1%
Residential junior mortgage	1	-	0%
Other	1	-	-
Total	$ 125
Less: mark	(7)
Net commercial loan exposure December 31, 2018	$ 118	$ 7.3	6%